UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 19, 2013

NUTRANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53551	98 0603540
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11487 South 700 East, Salt Lake City, UT 84020
(Address of principal executive offices)

801-576-8350
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Current Report on Form 8-K/A (this “Second Amendment”) is being filed to address comments from the Securities and Exchange Commission on our Current Report on Form 8-K, filed September 24, 2013 (the “Original 8-K”, incorporated herein by reference), and to amend the Original 8-K. This amendment should be read in conjunction with the Original 8-K and our filings made with the Securities and Exchange Commission subsequent to filing of the Original 8-K, including all amendments to those filings.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
  our ability to keep up with rapidly changing technologies and evolving industry standards;
  our ability to source our needs for skilled labor, machinery and materials economically;
  the loss of key members of our senior management; and
  uncertainties with respect to the legal and regulatory environment surrounding our treatments.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Nutranomics”, “we”, “us” and “our” refer to Nutranomics, Inc., formerly Buka Ventures Inc., a Nevada corporation. “Health Education” refers to Health Education Corporation dba NutraNomics, a Utah corporation, which has become our wholly owned subsidiary upon the closing of the transactions discussed below.

ITEM 1.01           ENTRY INTO DEFINITIVE MATERIAL AGREEMENT

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Share Exchange Agreement and Reverse Acquisition

On September 13, 2013, we entered into a share exchange agreement with Health Education, and its shareholders.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 8,994,800 of the issued and outstanding shares of Health Education’s common stock in exchange for the issuance by our company of 25,005,544 shares of our common stock to the shareholders of Health Education.

On September 19, 2013, we closed the share exchange by issuing the required 25,005,544 common shares to the Health Education shareholders.  Concurrently, our former directors and officers, Ritesh Chandra Singh and Ranjana Bharat cancelled 25,000,000 shares of our common stock.  As a result of these transactions, we had 46,505,544 issued and outstanding common shares upon the closing of the share exchange with Health Education.

The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein Health Education is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Form 10 Disclosure

As disclosed elsewhere in this report, on September 19, 2013, we acquired Health Education in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Health Education and that information relating to periods prior to the date of the reverse acquisition only relate to Nutranomics, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada on March 15, 2007.   We were incorporated to engage in the search for gold and related minerals.  We were not able to establish mining operations and did not generate any revenues.  We incurred losses since inception and needed to raise additional capital to fund our operations.  Our sole asset was a 100% interest in the Sigatoka Gold claim located in the Republic of Fiji.  We acquired the Sigatoka Gold claim for the sum of $5,000 from an unrelated third party on May 1, 2007.   We were not able to raise the capital needed to carry out our business plan and were forced to investigate merger and acquisition opportunities; which resulted in the share exchange transaction with Health Education.  Our principal offices are located at 11487 South 700 East, Salt Lake City, UT 84020.  Our telephone number is 801-576-8350.  Our year end is July 31.

On September 13, 2013, we entered into a share exchange agreement with Health Education, and its shareholders.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 8,994,800 of the issued and outstanding shares of Health Education’s common stock in exchange for the issuance by our company of 25,005,544 shares of our common stock to the shareholder of Health Education.

On September 19, 2013, we closed the share exchange by issuing the required 25,005,544 common shares to the Health Education shareholders.  Concurrently, our former directors and officers, Ritesh Chandra Singh and Ranjana Bharat cancelled 25,000,000 shares of our common stock.  As a result of these transactions, we had 46,505,544 issued and outstanding common shares upon the closing of the share exchange with Health Education.

In the following description of our business, “we”, “us” and “our” refer to Nutranomics, Inc., formerly Buka Ventures Inc., a Nevada corporation, from September 19, 2013, and Health Education Corporation dba NutraNomics, a Utah corporation, prior to September 19, 2013.

Overview of our Current Business

As a result of the closing of the share exchange agreement with Health Education, Health Education has become our wholly owned subsidiary, and we now carry on the business of research, development and sales of nutritional food products.  Health Education was founded in 1995 by our director and officer, Dr. Tracy K. Gibbs, and by 1997 produced and branded its own product line.  Since then, we have formulated more than 480 nutritional supplements, including formulating vitamin, mineral, herbal, and probiotic supplements, and we have expanded our own product range to include 14 separate products, described below, as well as an array of complementary services and education programs.  To distribute our products, we have engaged sales representatives throughout North America and Asia.

In addition to creating supplement formulations for other nutrition companies and marketing its own products, Health Education’s operations have incorporated two recent important innovations, one of which was developed by Dr. Gibbs:  Nutritional Blood Analysis (NBA), which quantifies a customer’s nutritional profile from a single drop of blood; and the patented Assimilation Enhancing System (AES™, US Patent Number 7,235,390), which was designed by Dr. Gibbs to improve the absorption of nutrients. The AES™ is a combination of enzymes and their co-factors that are designed to break down or digest nutrients more quickly so that the nutrients can be absorbed faster and more completely into the blood stream than if the AES™ were not present.

We use all-natural products and no fillers, and, to our knowledge, are one of the few supplement companies to exclusively use carcinogen-free 100%-pure cellulose capsules for our products. Despite these additional expenses, our products are competitively priced to provide value to consumers who are seeking the highest quality products rather than the lowest price.

Products and Services

We offer a number of nutritional products as well as educational services, including several types of analyses, trainings, certifications, and group presentations to individuals and industry professionals. Although our educational services are not directly responsible for any of our total revenues, the services do provide an excellent marketing tool. Following is a brief overview of some of these products and services.

The Works

•         The Works is a whole food, multi-vitamin and mineral blend, containing vitamins and minerals

•         Contains the patented AES™

•         Contains the patented Glycoprotein Matrix® (GPM, Patent #6,864,231, #6,942,856, & #7,138,113)

•         Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free (free of Sodium Lauryl Sulfate), TiO2-free (free of titanium dioxide), and do not contain carcinogens.

Mobility and Flexibility Complex

  A natural supplement that may aid with inflammation.
  Contains the clinically studied ingredient Wokvel® (Boswellia Serrata Extract)
  Contains the patented AES™
  Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free, TiO2-free, and do not contain carcinogens.

PhytoNutrient

  A natural supplement containing several antioxidants
  Contains the patented AES™
  Contains the patented Pomella® of Verdure Sciences, Inc. (Patent #7,638,640, #7,897,791, & #7,919,536)

Immune Modulating Complex

  A supplement designed to be used on a daily basis that may modulate the lymphatic and glandular system
  Contains the patented AES™
  Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free, TiO2-free, and do not contain carcinogens.

Total Body Detox

  A supplement designed to be used on a daily basis
  Contains the patented AES™
  Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free, TiO2-free, and do not contain carcinogens.

***The statements included in the above product descriptions have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.***

Nutritional Blood Analysis

Our Nutritional Blood Analysis is a powerful tool that one of our technicians and a customer can use to examine the customer’s blood cells on a video monitor, live, in real time. Using a single drop of blood, a trained technician can pinpoint several nutritional deficiencies in a 30-minute to 1-hour one-on-one session with the customer. Nutritional Blood Analysis empowers customers to understand their own unique nutritional profiles and needs, and bridges the gap between seeing a nutritional specialist and conducting general online research.

Lectures and Seminars

Educating potential and existing customers remains one of our primary marketing tools. Dr. Gibbs and other members of our staff are active keynote speakers at events and seminars targeted at medical professionals, health store operators, and individuals. The Company’s speakers and health educators have presented at numerous meetings and shows, including women's associations, health shows, and private organizations.

Educational Courses and Materials

We have an educational course available on the subject of Live Cell Morphology.

Raw Materials, Production and Fulfillment

We outsource all of our production and fulfillment in order to maintain management’s focus on new product and market development. However, our commitment to the quality and consistency of our products is reflected in the selection of all aspects of production.  All of our supplements are processed by manufacturers with which we have longstanding relationships. To our knowledge, each follows the strictest Good Manufacturing Practices (GMPs) and quality controls to ensure purity in all of our products. We use facilities around the world to ensure that production will continue in the event of a disturbance in operation at any given location, and we source some of our raw materials directly.

Sales and Marketing

The highly fragmented, competitive nature of the nutraceutical market makes sales and marketing efforts within the sector largely relationship driven. We use a number of tools to establish and maintain these relationships with consumers, including lectures, blood tests, internet questionnaires, and point systems.   We have introduced an employee incentive program and brought in motivational sales trainers to build morale and keep employees focused on sales.

Direct Retail Sales

Direct retail sales generate our largest profit margin. Whereas many companies spend millions of dollars on magazine ads, commercials, and internet marketing to effectively saturate the market with their product name, our education-based marketing utilizes three tools to drive direct consumer sales.

The first of these tools is Nutritional Blood Analysis. For a fee of $60, customers receive a 30-minute to 1-hour consultation and analysis of their blood. Upon completion of the session, customers receive a written summary of the results and a recommended regimen. Many of our customers who receive a Nutritional Blood Analysis purchase our supplements.

The second tool is the NutraQuiz. This Web-based questionnaire uses a proprietary algorithm to determine a customized nutrition regimen for customers based upon their answers to a 48-point lifestyle/health concerns survey. The program then generates a report tailored to the individual, providing a suggested regimen for improvement of areas of concern. Products can then be purchased through one of our retail outlets or directly online.

The third tool is a points system. Web-based customers are invited to participate in NutraPoints our loyalty program. Through NutraPoints, we can track our customers’ purchases and their referrals. NutraPoints Members are awarded points for every dollar spent by a referred person. These points can then be redeemed on the member’s next order.

Wholesale/Outlet

Wholesale sales currently constitute approximately 10% of our revenue. However, with only approximately 150 retail stores out of thousands of health/food store outlets in the market carrying our products, the potential for growth is substantial.

Although product placement in such outlets is typically controlled by large distributors, we have circumvented this channel and gone direct to retailers using the Nutritional Blood Analysis program.  In addition to serving as a lead generator for the retail outlet, the Nutritional Blood Analysis service is a profit center for our company. Not only does it have a high conversion-to-sale rate, Nutritional Blood Analysis is also a valuable tool for monitoring the success of the program for customers.

While this method is slower than going in through distributors, we believe that the educational component is critical to our long-term success. Not only does it provide customers with a true “value,” but it also enables participating retailers to differentiate themselves from competitors. Our marketing focus is on contrasting our products with our competitors’ as we are dedicated to using all-natural ingredients and 100% carcinogen-free capsules. Once our representative has established a relationship with the retail operator, our approach is to ask store owners to highlight the advantages of our product line—all natural, the AES feature, and carcinogen-free capsules—then encourage them to drop any product that cannot compare favorably with our products. This approach has proven effective, and the costs of placing our products in retail locations have been minimized as compared to using a large distributor.

International Sales

International sales have come primarily as a result of the efforts of Dr. Gibbs and his relationships within these markets. We currently sell products in six countries, but the majority of international sales are generated in Japan, where we have been active since 1996.  Our success in Japan, one of the only regulated nutraceutical markets in the world, has resulted in entry to neighboring Taiwan, the Philippines, Malaysia, Singapore, and Thailand.

Private Labeling

We can re-brand any NutraNomics product with a private label as long as the customer is selling the product in a territory or country where our products are not being sold. If desired, we can assist with the design, production, and shipping of packages.

Custom Formulations

We can develop a product line specifically tailored to a customer’s needs. To date, we have formulated products for numerous OEM clients, including vitamins, enzymes, antioxidants, minerals, amino acids, cosmetics, and toiletries. In addition to the custom formulas of our products, NutraNomics incorporates its patented AES™ system.

International Services

The majority of our international sales are generated in Japan, where the Company has been active since 1996.  We have also since generated sales in Taiwan, the Phillipines, Malaysia, Singapore, and Thailand.

Growth Strategy

Our management has developed a multi-lateral strategy for growth, comprised of the following tactics:

•         Increase Sales of Existing Products in Existing Market

•         Execute Launch of International Partnerships

o    We believe that a real opportunity for growth is in the international community, where the markets are still nascent and overall economic growth is expected to outpace that of the United States.   We will be focusing our efforts on Malaysia, the Philippines, China, Brazil, and Japan.

•         Expand Product and Service Offerings

o    We believe that future candidates for product line expansion will come through a variety of sources, including internal research and development, market trends, customer demand, third-party contract work, and acquisition.

•         Establish Royalty Agreements for AESTM Delivery System

•         Continue to Build the OEM Division

o    We believe that an opportunity exists in the competitive Direct Sales and Network Marketing sector. For a company to be successful in this market, we believe it is important for them to supply their distributors with quality products and innovative marketing ideas. Many new and existing Multi-Level and Network Marketing companies may not have money to fund R&D departments, and most large contract manufacturers may rarely customize a formula for a small company. Without the ability to bring on new and unique products, many of these companies may fail. For this reason, our custom formulation services may be attractive for MLM firms, giving us a competitive advantage.

Market

According to a new market report published by Transparency Market Research "Nutraceuticals Product Market: Global Market Size, Segment and Country Analysis & Forecasts (2007-2017)", Global Nutraceutical Product market reached $142.1 billion in 2011 and is expected to reach $204.8 billion by 2017,  growing at a CAGR of 6.3% from 2012 to 2017. Asia Pacific (including Japan) is expected to have the second largest market share after North America by 2017.

In 2011, the Functional food and beverage market reached $93.0 billion, registering a growth rate of 6.0% from 2007 to 2011. North America enjoyed the highest market share for nutraceutical products at $56.4 billion in 2011.

Nutraceuticals provide health benefits and help in healing and prevention of diseases. The global nutraceuticals product market is primarily categorized on the basis of functional food, functional beverages and dietary supplements. The global Nutraceutical market is growing primarily on account of growth in the dietary supplement segment. North America has the highest market share for the nutraceutical product market, which is primarily supported by the U.S. health conscious consumers segment.

The Global Nutraceutical market is estimated to have a growth rate of 6.6% during the forecasted period (2012-2017) in protein and peptides segment of dietary supplement market. The non-herbal segment of dietary supplement market will have a growth rate of 6.3% from 2012 to 2017. The omega fatty acid fortified food segment of functional food market will have a growth rate of 6.7% during the forecasted period.

The North America and Asia Pacific nutraceutical market is expected to have a market share of 39.2% and 30.4%, respectively in 2017. The dietary supplement market will be the fastest growing market from 2012 to 2017 as it helps in improving the body’s ability to heal and protect itself. This report categorizes the nutraceutical market into six geographic regions namely: North America, Western Europe, Eastern Europe, Asia -Pacific Latin America and Middle East & Africa.

Competition

The U.S. nutritional supplements retail industry is a large, highly fragmented and growing industry, with no single industry participant accounting for a majority of total industry retail sales. We believe competition is based on price, quality and assortment of products, customer service, marketing support and availability of new products. In addition, the market is highly sensitive to the introduction of new products.

We compete with both publicly and privately owned companies, which are highly fragmented in terms of geographical market coverage and product categories. We also compete with other specialty retailers, supermarkets, drugstores, mass merchants, multi-level marketing organizations, mail-order companies, other internet sites and a variety of other smaller participants. We believe that the market is highly sensitive to the introduction of new products. In the United States, many of our competitors have national brands that are heavily advertised and are manufactured by large pharmaceutical and food companies and other retailers. Most supermarkets, drugstores and mass merchants have narrow product offerings limited primarily to simple vitamins, herbs and popular third-party diet products. Our international competitors also include large international pharmacy chains and major international supermarket chains, as well as other large U.S.-based companies with international operations.

Many of our competitors have had longer operating histories, better brand recognition and greater financial resources than we do.  In order for us to successfully compete in our industry we will need to:

  develop our brand;
  leverage our management’s contacts and business experience to develop a wider customer base;
  develop a comprehensive marketing system for retail clients; and
  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

As we are a relatively small company, we face the same problems as other small companies in any industry, including the lack of available funds, lack of established distribution channels or large customer base. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We have acquired the rights, via license with our founder, to US patent #7,235,390 B2 for the Assimilation Enhancing System (AES™) (there is also a patent pending for the AES™ in Japan).  We also have various trademarks and logo registrations in several countries (e.g., China trademark for NutraNomics logo, application #9729947).

We own the rights to our website: www.nutranomics.com.

We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. We protect our intellectual property rights through a variety of methods, including trademark, patent and trade secret laws, as well as confidentiality agreements and proprietary information agreements with vendors, employees, consultants and others who have access to our proprietary information. Protection of our intellectual property often affords us the opportunity to enhance our position in the marketplace by precluding our competitors from using or otherwise exploiting our technology and brands. We are also a party to several intellectual property license agreements relating to certain of our future products.

On March 10, 2013, we (Health Education) entered into License and Distribution Agreement with Nutriband USA, LLC (“Nutriband”) to nonexclusively research and develop a dermal patch nutrient delivery system, and exclusively license and distribute nutritional supplement dermal patches (the “Nutriband Products”) in the United States and Canada, for which Nutriband will receive a 10% royalty on our gross sales of any Nutriband Products.  The license may only be terminated by the agreement of both parties, and we have not yet sold any Nutribrand Products.

On November 18, 2013, our wholly owned subsidiary, Health Education, entered into a License with Gennesar Nutraceuticals, LLC d/b/a Genesar Nutraceuticles, a Utah limited liability company (“Genesar”), wherein Health Education received a worldwide exclusive license to all rights relating to, and intellectual property regarding, GenEpic™, a dietary supplement.  In connection with the execution of the License Agreement, Genesar is entitled to receive 100,000 restricted shares of our (Nutranomics, Inc.) common stock, a royalty fee of $4/box of 30 sachets of GenEpic sold by Health Education beginning after 4,000 boxes have been sold, and a payment of $200,000, due by December 1, 2013.  The License Agreement has an initial term of 36 months, and will automatically renew for another 36-month term unless terminated by providing 90 days written notice to the other party prior to the end of the term.

The duration of our trademark registrations is generally 10, 15 or 20 years, depending on the country in which the marks are registered, and the registrations can be renewed by us. The scope and duration of our intellectual property protection varies throughout the world by jurisdiction and by individual product.

Government Regulations

Domestic

The manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products are subject to regulation by one or more federal agencies, including the FDA, Consumer Product Safety Commission, or CPSC, and the U.S. Department of Agriculture, or USDA. Advertising and other forms of promotion and methods of marketing are subject to regulation primarily by the U.S. Federal Trade Commission, or FTC, which regulates these activities under the Federal Trade Commission Act, or FTCA. The foregoing matters regarding our products are also regulated by various state and local agencies as well as those of each foreign country to which we distribute our products.

The Dietary Supplement Health and Education Act of 1994, or DSHEA, amended the Federal Food, Drug, and Cosmetic Act, or FFDC Act, to establish a new framework governing the composition, safety, labeling, manufacturing and marketing of dietary supplements. All of the products we market are regulated as dietary supplements under the FFDC Act.

Generally, under the FFDC Act, dietary ingredients that were marketed in the United States prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. “New” dietary ingredients (i.e., dietary ingredients that were “not marketed in the United States before October 15, 1994”) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered”. A new dietary ingredient notification must provide the FDA with evidence of a “history of use or other evidence of safety” establishing that use of the dietary ingredient “will reasonably be expected to be safe”. A new dietary ingredient notification must be submitted to the FDA at least 75 days before it is initially marketed. The FDA may determine that a new dietary ingredient notification does not provide an adequate basis to conclude that the ingredient is reasonably expected to be safe. Such a determination could prevent the marketing of the dietary ingredient. The FDA recently issued draft guidance governing the notification for new dietary ingredients. Although FDA guidance is not mandatory, and companies are free to use an alternative approach if the approach satisfies the requirements of applicable laws and regulations, FDA guidance is a strong indication of the FDA’s “current thinking” on the topic discussed in the guidance, including its position on enforcement. At this time, it is difficult to determine whether the draft guidance, if finalized, would have a material impact on our operations. However, if the FDA were to enforce the applicable statutes and regulations in accordance with the draft guidance as written, this manner of enforcement could require us to incur additional expenses, which could be significant, and negatively impact our business in several ways, including, but not limited to, enjoining the manufacturing of our products until the FDA determines that we are in compliance and can resume manufacturing, which could increase our liability and reduce our growth prospects.

The Dietary Supplement Labeling Act of 2011, which was introduced in July 2011 (S1310), would amend the FFDC Act to, among other things, (i) require dietary supplement manufacturers to register the dietary supplements that they manufacture with the FDA (and provide a list of the ingredients in and copies of the labels and labeling of the supplements), (ii) mandate the FDA and the Institute of Medicine (a non-governmental, nonprofit organization that provides advice to the public and decision makers, such as the FDA, concerning health issues) to identify dietary ingredients that cause potentially serious adverse effects, (iii) require warning statements for dietary supplements containing potentially unsafe ingredients and (iv) require that the FDA define the term “conventional food”. If the bill is reintroduced and enacted, it could restrict the number of dietary supplements available for sale, increase our costs, liabilities and potential penalties associated with manufacturing and selling dietary supplements, and reduce our growth prospects.

The Dietary Supplement Safety Act (S3002) was introduced in February 2010 and would repeal the provision of DSHEA that permits the sale of all dietary ingredients sold in dietary supplements marketed in the United States prior to October 15, 1994, and instead permit the sale of only those dietary ingredients included on a list of Accepted Dietary Ingredients to be issued and maintained by the FDA. The bill also would allow the FDA to: impose a fine of twice the gross profits earned by a distributor on sales of any dietary supplement found to violate the law; require a distributor to submit a yearly report on all non-serious adverse event reports received during the year to the FDA; and allow the FDA to recall any dietary supplement it determines with “a reasonable probability” would cause serious adverse health consequences or is adulterated or misbranded. The bill also would require any dietary supplement distributor to register with the FDA and submit a list of the ingredients in and copies of the labels of its dietary supplements to the FDA and thereafter update such disclosures yearly and submit any new dietary supplement product labels to the FDA before marketing any dietary supplement product. If this bill is reintroduced and enacted, it could severely restrict the number of dietary supplements available for sale and increase our costs and potential penalties associated with selling dietary supplements.

The FDA or other agencies could take actions against products or product ingredients that in its determination present an unreasonable health risk to consumers that would make it illegal for us to sell such products. In addition, the FDA could issue consumer warnings with respect to the products or ingredients in such products at the point they are sold to end users. Such actions or warnings could be based on information received through FFDC Act-mandated reporting of serious adverse events. The FDA in recent years has applied these procedures to require that consumers be warned to stop using certain dietary supplements. For businesses that have been subjected to these regulatory actions, sales have been reduced and the businesses have been required to pay refunds for recalled products.

In general, we seek representations and warranties, indemnification and/or insurance from our vendors. However, even with adequate insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in our products. In addition, the failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or remove such products from the market, which in certain cases could materially and adversely affect our business, financial condition and results of operations.

Under the current provisions of the FFDC Act, there are four categories of claims that pertain to the regulation of dietary supplements. First are health claims that describe the relationship between a nutrient or dietary ingredient and a disease or health related condition and can be made on the labeling of dietary supplements if supported by significant scientific agreement and authorized by the FDA in advance via notice and comment rulemaking. Second are nutrient content claims which describe the nutritional value of the product and may be made if defined by the FDA through notice and comment rulemaking and if one serving of the product meets the definition. Third are statements of nutritional support or product performance. The FFDC Act permits “statements of nutritional support” to be included in labeling for dietary supplements without FDA pre-market approval. These statements must be submitted to the FDA within 30 days of marketing and may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat or prevent a disease. A company that uses a statement of nutritional support in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. The fourth category are drug claims, representations that a product is intended to diagnose, mitigate, treat, cure or prevent a disease, are prohibited from use in the labeling of dietary supplements, and we make no drug claims regarding our products.

We may make claims for our dietary supplement products regarding three of the four categories, that are statements of nutritional support, health claims and nutrient content claims when authorized by the FDA, or that otherwise are allowed by law. The FDA’s interpretation of what constitutes an acceptable statement of nutritional support may change in the future, thereby requiring that we revise our labeling. These regulatory activities include those discussed above concerning products marketed before October 15, 1994 or afterwards, and the requirements of 75 days advance notice to the FDA before marketing products containing new dietary ingredients. There is no assurance that the FDA will accept the evidence of safety for any new dietary ingredients that we may wish to market, and the FDA’s refusal to accept that evidence could prevent the marketing of the new dietary ingredients and dietary supplements containing a new dietary ingredient. If the FDA determines that a particular statement of nutritional support is an unacceptable drug claim, conventional food claim or an unauthorized version of a “health claim”, or, if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading, we would be prevented from using the claim.

In addition, DSHEA provides that so-called “third-party literature”, e.g., a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. The literature: (1) must not be false or misleading; (2) may not “promote” a particular manufacturer or brand of dietary supplement; (3) must present a balanced view of the available scientific information on the subject matter; (4) if displayed in an establishment, must be physically separate from the dietary supplements; and (5) should not have appended to it any information by sticker or any other method. If the literature fails to satisfy each of these requirements, we may be prevented from disseminating such literature with our products, and any dissemination could subject our product to regulatory action as an illegal drug.

Our dietary supplements must also comply with the Dietary Supplement and Nonprescription Drug Consumer Protection Act, which became effective on December 22, 2007. This law amends the FFDC Act to mandate that we report to the FDA any reports of serious adverse events that we receive. Under the law, an “adverse event” is any health-related event associated with the use of a dietary supplement that is adverse, and a “serious adverse event” is any adverse event that results in death, a life-threatening experience, inpatient hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect, or requires, based on reasonable medical judgment, a medical or surgical intervention to prevent one of these outcomes. Serious adverse event reports received through the address or phone number on the label of a dietary supplement, as well as all follow-up reports of new medical information received within one year after the initial report, must be submitted to the FDA no later than 15 business days after the report is received. The law also requires recordkeeping for reports of non-serious adverse events as well as serious adverse events for six years following the event, and these records are subject to FDA inspection.

In June 2007, pursuant to the authority granted by the FFDC Act as amended by DSHEA, the FDA published detailed current good manufacturing practice, or cGMP, regulations that govern the manufacturing, packaging, labeling and holding operations of dietary supplement manufacturers. The cGMP regulations, among other things, impose significant recordkeeping requirements on manufacturers. The cGMP requirements are in effect for all manufacturers, and the FDA is conducting inspections of dietary supplement manufacturers pursuant to these requirements. There remains considerable uncertainty with respect to the FDA’s interpretation of the regulations and their actual implementation in manufacturing facilities. The failure of a manufacturing facility to comply with the cGMP regulations renders products manufactured in such facility “adulterated”, and subjects such products and the manufacturer to a variety of potential FDA enforcement actions.

The FDA has also announced its intention to promulgate new cGMPs specific to dietary supplements, to fully enforce DSHEA and monitor compliance with the Bioterrorism Act of 2002. We intend to comply with the new cGMPs once they are adopted. The new cGMPs, predicted to be finalized shortly, would be more detailed and stringent than the cGMPs that currently apply to dietary supplements and may, among other things, require dietary supplements to be prepared, packaged, produced and held in compliance with regulations similar to the cGMP regulations for drugs. There can be no assurance that, if the FDA adopts cGMP regulations for dietary supplements, we will be able to comply with the new regulations without incurring a substantial expense.

In addition, under the Food Safety Modernization Act, or FSMA, which was enacted on January 4, 2011, the manufacturing of dietary ingredients contained in dietary supplements will be subject to similar or even more burdensome manufacturing requirements, which will likely increase the costs of dietary ingredients and will subject suppliers of such ingredients to more rigorous inspections and enforcement. The FSMA will also require importers of food, including dietary supplements and dietary ingredients, to conduct verification activities to ensure that the food they might import meets applicable domestic requirements.

The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including powers to issue a public warning or notice of violation letter to a company, publicize information about illegal products, detain products intended for import, require the reporting of serious adverse events, require a recall of illegal or unsafe products from the market, and request the Department of Justice to initiate a seizure action, an injunction action or a criminal prosecution in the U.S. courts. The FSMA expands the reach and regulatory powers of the FDA with respect to the production and importation of food, including dietary supplements. The expanded reach and regulatory powers include the FDA’s ability to order mandatory recalls, administratively detain domestic products, require certification of compliance with domestic requirements for imported foods associated with safety issues and administratively revoke manufacturing facility registrations, effectively enjoining manufacturing of dietary ingredients and dietary supplements without judicial process. The regulation of dietary supplements may increase or become more restrictive in the future.

Our failure to comply with applicable FDA regulatory requirements could result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions.

Our advertising of dietary supplement products is subject to regulation by the FTC under the FTCA. Section 5 of the FTCA empowers the FTC to prohibit unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. Section 12 of the FTCA provides that the dissemination of any false advertisement for the purpose of inducing, directly or indirectly, the purchase of drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Additionally, under the FTC’s Substantiation Doctrine, an advertiser is required to have a “reasonable basis” for all objective product claims before the claims are made. Failure to adequately substantiate claims may also be considered an unfair or deceptive practice. Pursuant to this FTC requirement, we are required to have adequate substantiation for all material advertising claims made for our products.

On November 18, 1998, the FTC issued “Dietary Supplements: An Advertising Guide for Industry.” This guide provides marketers of dietary supplements with guidelines for applying FTC law to dietary supplement advertising and reiterates and explains the FTC’s “reasonable basis” determination. It includes examples of the principles that should be used when interpreting and substantiating dietary supplement advertising. Although the guide provides additional explanation, it does not substantively change the FTC’s existing policy that all supplement marketers have an obligation to ensure that claims are presented truthfully and to verify that such claims are adequately substantiated.

The FTC has a variety of processes and remedies available to it for enforcement, both administratively and judicially, including compulsory process, cease and desist orders and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts and such other relief as may be deemed necessary. Any violation could have a material adverse effect on our business, financial condition and results of operations.

As a result of our efforts to comply with applicable statutes and regulations in the United States and elsewhere, we have from time to time reformulated, eliminated or relabeled certain of our products and revised certain advertising claims. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling, and/or scientific substantiation. Any or all of such requirements could have a material adverse effect on our business, financial condition and results of operations.

Advertising and labeling for dietary supplements and conventional foods are also regulated by state, county and other local governmental authorities. Some states also permit these laws to be enforced by private attorney generals. These private attorney generals may seek relief for consumers, seek class action certifications, seek class-wide damages, seek class-wide refunds and product recalls of products sold by us. There can be no assurance that state and local authorities will not commence regulatory action, which could restrict the permissible scope of our product advertising claims, or products that can be sold in the future.

Foreign

Our products which we sell or may make plans to sell in foreign countries are also subject to regulation under various national, local and international laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and over-the-counter drugs. These regulations may prevent or delay entry into the market or prevent or delay the introduction, or require the reformulation, of certain of our products. Compliance with such foreign governmental regulations is generally the responsibility of our distributors for those countries. These distributors are independent contractors over whom we have limited control.

Possible New Legislation or Regulation

Legislation may be introduced which, if passed, would impose substantial new regulatory requirements on dietary supplements. For example, although not yet reintroduced in this session of Congress, bills have been repeatedly proposed in past sessions of Congress which would subject the dietary ingredient dehydroepiandrosterone, or DHEA, to the requirements of the Controlled Substances Act, which would prevent the sale of products containing DHEA. In March 2009, the General Accounting Office, or GAO, issued a report that made four recommendations to enhance the FDA’s oversight of dietary supplements. The GAO recommended that the Secretary of the Department of Health and Human Services direct the Commissioner of the FDA to: (1) request authority to require dietary supplement companies to identify themselves as a dietary supplement company and update this information annually, provide a list of all dietary supplement products they sell and a copy of the labels and update this information annually, and report all adverse events related to dietary supplements, not just serious adverse events; (2) issue guidance to clarify when an ingredient is considered a new dietary ingredient, the evidence needed to document the safety of new dietary ingredients, and appropriate methods for establishing ingredient identity; (3) provide guidance to industry to clarify when products should be marketed as either dietary supplements or conventional foods formulated with added dietary ingredients; and (4) coordinate with stakeholder groups involved in consumer outreach to identify additional mechanisms for educating consumers about the safety, efficacy, and labeling of dietary supplements, implement these mechanisms, and assess their effectiveness. These recommendations could lead to increased regulation by the FDA or future legislation concerning dietary supplements.

We cannot determine what effect additional domestic or international governmental legislation, regulations, or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Environmental Compliance

We are subject to numerous federal, state, local and foreign environmental and health and safety laws and regulations governing its operations, including the handling, transportation and disposal of our non-hazardous and hazardous substances and wastes, as well as emissions and discharges from its operations into the environment, including discharges to air, surface water and groundwater. Failure to comply with such laws and regulations could result in costs for remedial actions, penalties or the imposition of other liabilities. New laws, changes in existing laws or the interpretation thereof, or the development of new facts or changes in their processes could also cause us to incur additional capital and operating expenditures to maintain compliance with environmental laws and regulations and environmental permits. We are also subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment without regard to fault or knowledge about the condition or action causing the liability. Under certain of these laws and regulations, such liabilities can be imposed for cleanup of previously owned or operated properties, or for properties to which substances or wastes that were sent in connection with current or former operations at its facilities. The presence of contamination from such substances or wastes could also adversely affect our ability to sell or lease our properties, or to use them as collateral for financing. From time to time, we have incurred costs and obligations for correcting environmental and health and safety noncompliance matters and for remediation at or relating to certain of our properties or properties at which our waste has been disposed. However, compliance with the provisions of national, state and local environmental laws and regulations has not had a material effect upon our capital expenditures, earnings, financial position, liquidity or competitive position. We believe we have complied with, and are currently complying with, our environmental obligations pursuant to environmental and health and safety laws and regulations and that any liabilities for noncompliance will not have a material adverse effect on our business, financial performance or cash flows. However, it is difficult to predict future liabilities and obligations, which could be material.

Costs of Environmental Compliance

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Research and Development

In addition to conducting research and development for our own products, the research and development division is regularly solicited to create products for third parties. Beyond the revenue stream provided by these services, the activities of the research and development division generate significant intellectual property for us. In some cases, we retain sole ownership of the formulations created, and in others it benefits from data that can be applied to our future projects as well as from royalties extracted for its use.

We incurred $44,706 and $194 in research and development expenses in 2013 and 2012, respectively.

Employees

As of September 19, 2013 we have seven (7) full-time employees and four (4) part time employees. We also currently engage independent contractors in the areas of accounting, legal and auditing services, corporate finance, as well as marketing and business development.  The remuneration paid to our officers and directors is more completely described elsewhere in this Current Report in the “Executive Compensation” section.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our Company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

DESCRIPTION OF PROPERTY

Our principal offices are located at 11487 South 700 East, Salt Lake City, UT 84020.  Our telephone number is 801-576-8350. Our office is approximately 3,000 square feet in size. The lease expires on December 31, 2014. Pursuant to the lease, the monthly rent for the fiscal years ended July 31, 2013 and 2012 totaled $46,140 and $41,465, respectively.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

There is doubt about our ability to continue as a going concern due to our operating history of net losses after consideration of income taxes, negative working capital and insufficient cash flows, and lack of liquidity to pay our current obligations, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended July 31, 2013 and 2012 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the years ended July 31, 2013 and 2012, the fact that we have generally had net losses after consideration of income taxes, that we had negative working capital and insufficient cash flows from operation as of July 31, 2013, and do not have the requisite liquidity to pay our current obligations, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

We sell our products and services in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our services.

The nutraceuticals industry is subject to significant competition and pricing pressures. We experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products with prices that match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceuticals companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products, which promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging health trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other nutrition supplement companies. Consumer perception of nutrition supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel, hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization, particularly sales and marketing. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our bonus programs, may not always be successful in attracting new employees or retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which may be outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

·	our ability to deliver products in a timely manner in sufficient volumes;
·	our ability to recognize product trends;
·	our loss of one or more significant customers;
·	the introduction of successful new products by our competitors; and
·	adverse media reports on the use or efficacy of nutritional supplements.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

We have a single customer that accounts for a substantial portion of our revenues, and three vendors that are our major suppliers, and our business would be harmed were we to lose this customer or these vendors.

One of our customers, doTERRA International, LLC, makes up approximately 46% and 68% of our total sales for the years ending July 31, 2013 and 2012, and three of our suppliers (CSB Nutrition Corporation, Enzymology Research Center, and NHK Laboratories) make up approximately 81% and 77% of our total purchases for the years ending July 31, 2013 and 2012.   We do not have purchase or supply agreements with this customer or these suppliers governing future orders, and were we to lose this customer or these suppliers, our business would be harmed.  Our revenues would significantly decline were we to lose this customer, and our cost of goods sold would increase were we to lose these suppliers.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a marketer and distributor of products designed for human consumption, we could be subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as dietary supplements and in most cases are not subject to pre-market regulatory approval in the United States or internationally. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.

We have not had any product liability claims filed against us, but in the future we may be subject to various product liability claims, including among others that our products had inadequate instructions for use, or inadequate warnings concerning possible side effects and interactions with other substances. The cost of defense can be substantially higher than the cost of settlement even when claims are without merit. The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate needing significant capital to fulfill our contractual obligations, complete the research and development of our planned services, obtain regulatory approvals, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled employees and professionals and adequate funds in a timely manner.

Our business strategy includes making acquisitions and investments that complement our existing business. These acquisitions and investments could be unsuccessful or consume significant resources, which could adversely affect our operating results.

We will continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing set of products and service offerings. We cannot assure you that we will identify or successfully complete transactions with suitable acquisition candidates in the future. Nor can we assure you that completed acquisitions will be successful.

Acquisitions and investments may involve significant expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on our business, financial condition, results of operations and cash flows. Acquisitions involve numerous other risks, including:

•	diversion of management time and attention from daily operations;

•	difficulties integrating acquired businesses, technologies and personnel into our business;

•	difficulties in obtaining and verifying the financial statements and other business information of acquired businesses;

•	inability to obtain required regulatory approvals and/or required financing on favorable terms;

•	potential loss of key employees, key contractual relationships or key customers of acquired companies or of us;

•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies; and

•	dilution of interests of holders of shares of our common stock through the issuance of equity securities or equity-linked securities.

It may be difficult for us to complete transactions quickly and to integrate acquired operations efficiently into our current business operations. Any acquisitions or investments may ultimately harm our business or financial condition, as such acquisitions may not be successful and may ultimately result in impairment charges.

Our insurance coverage or third party indemnification rights may not be sufficient to cover our legal claims or other losses that we may incur in the future.

We maintain insurance, including property, general and product liability, and workers’ compensation to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.

We have invested significant resources to protect our brands and intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

An increase in product returns could negatively impact our operating results and profitability.

We permit the return of damaged or defective products and accept limited amounts of product returns in certain instances. While such returns have historically been nominal and within management’s expectations and the provisions established, future return rates may differ from those experienced in the past. Any significant increase in damaged or defective products or expected returns could have a material adverse effect on our operating results for the period or periods in which such returns materialize.

We have no manufacturing capacity and anticipate continued reliance on third-party manufacturers for the development and commercialization of our products.

We do not currently operate manufacturing facilities for production of our products. We lack the resources and the capabilities to manufacture our products on a commercial scale. We do not intend to develop facilities for the manufacture of products in the foreseeable future. We rely on third-party manufacturers to produce bulk products required to meet our sales needs. We plan to continue to rely upon contract manufacturers to manufacture commercial quantities of our products.

Our contract manufacturers’ failure to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or the incidence of manufacturing errors, could result in consumer injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. Our existing manufacturers and any future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, we may be unable to replace a third-party manufacturer in a timely manner and the production of our products would be interrupted, resulting in delays, additional costs and reduced revenues.

A shortage in the supply of key raw materials could increase our costs or adversely affect our sales and revenues.

All of our raw materials for our products are obtained from third-party suppliers. Since all of the ingredients in our products are commonly used, we have not experienced any shortages or delays in obtaining raw materials. If circumstances changed, shortages could result in materially higher raw material prices or adversely affect our ability to have a product manufactured. Price increases from a supplier would directly affect our profitability if we are not able to pass price increases on to customers. Our inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of our raw materials could have a material adverse effect on our business, financial condition and results of operations.

Because we are subject to numerous laws and regulations, and we may become involved in litigation from time to time, we could incur substantial judgments, fines, legal fees and other costs.

Our industry is highly regulated. The manufacture, labeling and advertising for our products are regulated by various federal, state and local agencies as well as those of each foreign country to which we distribute. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to manufacture and sell our products in the future. The U.S. Food and Drug Administration, or FDA, regulates our products to ensure that the products are not adulterated or misbranded. Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

	variations in our operating results;

	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

	changes in operating and stock price performance of other companies in our industry;

	additions or departures of key personnel; and

	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to deploy available capital to execute our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our director, officer and employees under Nevada law and the existence of indemnification rights of our director, officer and employees may result in substantial expenditures by our Company and may discourage lawsuits against our director, officer and employees.

Our articles of incorporation provide that directors and officers of the Company will not be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends.  In addition, our bylaws implement indemnification provisions requiring the Company to indemnify our directors to the fullest extent permitted by state law, and permit our board of directors to indemnify our officers.  We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Health Education did not incur as a private company prior to the share exchange closing.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A majority of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that one year following a company ceasing to be a “shell company” and filing Form 10 information with the SEC to that effect, a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB). Pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of this Form 8-K to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

Because we were once a “shell company,” if we ever become delinquent with the filing of our reports, Rule 144 will no longer be available until and unless we become current.

Rule 144 provides, as indicated above, that sales of securities of a former shell company may only be made once the applicable waiting period has terminated and only if appropriate current information is available by the company, and that it has filed all relevant periodic reports that it is required to file. If we become delinquent with our SEC reports, any holders of restricted securities will no longer be able to sell until, if ever, the company becomes current. No assurance can be made that the Company will be able to remain current with its reports given the costs of an international audit and difficulty in raising capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes for years ended July 31, 2012 and 2013 that appear elsewhere in this current report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled "Risk Factors" beginning on page 15 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Introduction and Overview

The Company evaluates financial condition and operational performance through the hiring of various industry experienced employees and outsourced professionals to gain visibility within and outside of the Company’s environment. The Company currently earns revenues through product sales and by providing Nutritional Blood Analysis (“NBA”) services and has not earned income from educational services. The Company’s management team believes that its success depends on the Company’s ability to raise additional capital, and increase product sales by selling in multiple international markets.  By doing so, the Company believes that it will be able to successfully implement its business plan and achieve profitability.

Results of Operations for the Years Ended July 31, 2012 and 2013

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended July 31, 2012 and 2013.

Our operating results for the years ended July 31, 2012 and 2013 are summarized as follows:

	Year Ended July 31,	Year Ended July 31,
	2012	2013

Revenues	$2,925,152	$2,858,200
Cost of Sales	$(2,251,335)	$(2,211,702)
Operating Expenses	$(619,325)	$(801,297)
Interest Expense	$(19,914)	$(16,652)
Other Income	$26,332	$-
Net Income (loss)	$60,910	$(171,451)

Our business model currently generates revenues from two primary sources:

1)	Product sales: 99.63% in 2013 and 100% in 2012,
2)	NBA services: 0.37% in 2013 and 0% in 2012

The revenues from product sales decreased from $2,925,062 in the fiscal year ending July 31, 2012 to $2,847,652 in the fiscal year ending July 31, 2013, a decrease of 3% totaling $77,410. The decrease was due to a decrease in product sales with our larger customers. The revenues from NBA services increased from $90 in the 2012 fiscal year to $10,458 in the 2013 fiscal year, an increase of $10,458. The increase was due to the Company implementing the program at the end of 2012, a portion of the year, compared to a full years’ worth of activity in the 2013 fiscal year.

Revenue derived from sales in the Americas totaled $2,058,531, or 73.25%, in the 2013 fiscal year as compared to $2,360,988, or 78.04%, in the 2012 fiscal year. Revenue derived from sales outside of the Americas totaled $796,669, or 26.75%, in the 2013 fiscal year as compared to $564,164, or 21.96%, in the 2012 fiscal year.

Revenues derived from product sales totaled $2,847,652, or 99.63%, in the 2013 fiscal year as compared to $2,925,062, or 100%, in 2012. The company also derived revenue from NBA services in the amount of $10,548, or 0.37%, in 2013 as compared to $90, or 0%, in the 2012 fiscal year. The company did not derive revenue from educational services in 2013 or 2012.

The cost of sales decreased from $2,251,335 in the 2012 fiscal year to $2,211,702 in the 2013 fiscal year, a decrease of 2% totaling $39,633. The decrease directly relates to the decrease in product sales in 2013.

Interest expense decreased from $19,914 in the 2012 fiscal year to $16,652 in the 2013 fiscal year, a decrease of 16% totaling $3,262. The decrease is due to the Company paying down principal on related party notes payable from $300,714 as of July 31, 2012 to $75,000 as of July 31, 2013, which decreased the accrual of interest in the 2013 fiscal year.

Other income decreased from $26,332 in the 2012 fiscal year to $0 in the 2013 fiscal year, a decrease of 100%. The decrease is due to the Company no longer charging for miscellaneous charges not related to products or services in the 2013 fiscal year as compared to the 2012 fiscal year.

One of our customers, doTERRA International, LLC, makes up approximately 46% and 68% of our total sales for the years ending July 31, 2013 and 2012, and three of our suppliers (CSB Nutrition Corporation, Enzymology Research Center, and NHK Laboratories) make up approximately 81% and 77% of our total purchases for the years ending July 31, 2013 and 2012.  We do not have purchase or supply agreements with this customer or these suppliers governing future orders, and were we to lose this customer or these suppliers, our business would be harmed.  Our revenues would significantly decline were we to lose this customer, and our cost of goods sold would increase were we to lose these suppliers.

Expenses

Our operating expenses for the years ended July 31, 2012 and 2013 are outlined in the table below:

	Year Ended	Year Ended
	July 31,	July 31,
	2012	2013

General and administrative	$363,443	$351,552
Professional fees	$24,528	$19,994
Research and development	$194	$44,706
Salaries and wages	$231,160	$385,075

Our total operating expenses for the year ended July 31, 2012 were $619,325 as compared to $801,297 for the year ended July 31, 2013, an increase of 29% totaling $182,002.  The increase in operating expenses during fiscal 2013 was due to an increase in research and development and salaries and wages, coinciding with a decrease in general and administrative and professional expenses.

General and administrative expense decreased from $363,443 in fiscal 2012 to $351,552 in fiscal 2013, a decrease of 3% totaling $11,891. The decrease is due mostly to a decrease in computer maintenance and supplies in fiscal 2013.

Research and development expense increased as a result of the Company funding a large clinical study on the effects of the patented AES™, which increased research and development expense from $194 in fiscal 2012 to $44,706 in fiscal 2013, an increase of $44,512.

Professional fees decreased from $24,528 in fiscal 2013 to $19,994 in fiscal 2013, a decrease of 18% totaling $4,534. The decrease is due to the Company’s decreasing payments to outside consultants as a result of its increase in employees.

Salaries and wages expenses increased from $231,160 in fiscal 2012 to $385,075, an increase of 67% totaling $153,915. The increase is due to the Company promoting part-time employees to full-time employees, increasing employee benefits, issuingemployment bonuses, the Company’s expanding in its Southeast Asia and the European Union markets, and increasing officer pay in the 2013 fiscal year as compared to the 2012 fiscal year.

Equity Compensation

On May 1, 2010, Health Education, our wholly owned subsidiary, entered into an employment agreement with Diana Brown to secure Ms. Brown’s services as the General Manager.  The agreement included a yearly stock bonus of 10,000 shares based on performance milestones.

Liquidity and Financial Condition

Working Capital
	July 31, 2012	July 31, 2013

Current Assets	$499,694	$450,137
Current Liabilities	$352,388	$688,339
Working Capital (deficit)	$147,306	$(238,202)

Cash Flows
	Year ended July 31	Year Ended July 31,
	2012	2013

Net Cash Provided by (Used in) Operating Activities	$(118,924)	$8,310
Net Cash Provided by (Used in) Financing Activities	$142,028	$(27,541)
Net Cash Provided by (Used in) Investing Activities	$(6,075)	$(1,662)
Increase (Decrease) in Cash during the Period	$17,029	$(20,893)
Cash and Cash Equivalents, End of Period	$32,022	$11,129

The Company had current assets of $450,137 during the fiscal year ended July 31, 2013 as compared to $499,694 in the comparable period in 2012; the decrease was due to current year depreciation.  The Company had current liabilities of $688,339 during the year ended July 31, 2013 as compared to $352,388 in the comparable period in 2012. The increase is mainly due to the Company increasing its lines of credit in the current year and an increase in accounts payable and accrued expenses due to a decrease in sales. The Company has incurred losses since inception of $2,585,391. As of July 31, 2013, the Company had a working capital deficit of $238,202 due to a net loss and increase in borrowing during fiscal 2013.

Cash from operating activities increased to $8,310 during the fiscal year ended July 31, 2013 as compared to ($118,924) in the comparable period in 2012. The increase was mostly due to changes in net income (loss), accounts receivable, inventory, unearned revenue and accounts payable.

Cash from financing activities decreased to ($27,541) during the fiscal year ended July 31, 2013 as compared to $142,028 in the comparable period in 2012. The decrease was mostly due to the increase in proceeds from lines of credit and decrease in proceeds from related party notes receivable, and the increases in repayments to related party payables, lines of credit, and related party notes payable. As of July 31, 2013, the Company had $244,000 and $17,911 outstanding in their lines of credit with limits of $250,000 and $40,000, respectively.

Cash used in investing activities decreased to ($1,662) during the fiscal year ended July 31, 2013 as compared to ($6,075) in the comparable period in 2012. The decrease is due to the Company purchasing less equipment in the current fiscal year.

The future of the Company as an operating business will depend on its ability to obtain sufficient capital contributions and/or financing as may be required to sustain its operations. Management’s plan to address these issues includes a continued exercise of cost controls to conserve cash and obtaining additional debt and/or equity financing.

As we continue our business operations, we will continue to experience net negative cash flows from operations, pending receipt of significant revenues that generate a positive sales margin.

The Company expects that additional operating losses will occur until net margins gained from sales revenue is sufficient to offset the costs incurred for marketing, sales and product development. Until the Company has achieved a sales level sufficient to break even, it will not be self-sustaining or be competitive in the areas in which it intends to operate.

The Company’s management team believes that its success depends on the Company’s ability to raise additional capital and increase product sales. The Company is currently expanding into Southeast Asia and the European Union. By selling in multiple international markets, the Company believes that it will be able to successfully implement its business plan and achieve profitability.

As of July 31, 2013, the existing capital and anticipated funds from operations were not sufficient to sustain Company operations or the business plan over the next twelve months. We anticipate substantial increases in our cash requirements which will require additional capital to be generated from the sale of Common Stock, the sale of Preferred Stock, equipment financing, debt financing and bank borrowings, to the extent available, or other forms of financing to the extent necessary to augment our working capital. In the event we cannot obtain the necessary capital to pursue our strategic business plan, we may have to significantly curtail our operations. This would materially impact our ability to continue operations. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

Recent global events, as well as domestic economic factors, have limited the access of many companies to both debt and equity financing. As such, no assurance can be made that financing will be available or available on terms acceptable to the Company, and, if available, it may take the form of debt or equity. In either case, any financing will have a negative impact on our financial condition and may result in an immediate and substantial dilution to our existing stockholders.

Although the Company intends to engage in a subsequent equity offering of its securities to raise additional working capital for operations, the Company has no firm commitments for any additional equity funding at the present time. The Company has however obtained two debt instruments totaling $375,000. Insufficient financial resources may require the Company to delay or eliminate all or some of its development, marketing and sales plans, which could have a material adverse effect on the Company’s business, financial condition and results of operations. There is no certainty that the expenditures to be made by the Company will result in a profitable business proposed by the Company.

Plan of Operation

We anticipate that we will incur the following operating expenses over the upcoming 12 months:

Estimated Funding Required During the Next 12 Months
Expense	Amount ($)
Intellectual property registrations	30,000
Marketing/ Tradeshows/ Journals	50,000
Payroll	380,000
Research and development	65,000
Consulting and Management Fees	24,000
Professional fees	55,000
Rent	45,000
Travel and Marketing	22,500
Other general administrative expenses	25,000
Total	696,500

We will require approximately $500,000 in excess of the $696,500 in projected expenses to implement our growth strategy. The growth strategy for our Retail Division will be to launch an online SEO/PPC and Social Media campaign as well as increase our yearly trade show foot traffic from three shows per year to nine shows per year. We expect to spend roughly $25,000 per month on the PPC campaign.  Additionally, our Wholesale Division will be hiring three new sales representatives who have existing relations with health food store chain stores. Store front space for our products will be negotiated, and we expect to pay roughly $200,000 for a prime presence in Whole Foods in 2014.  Our OEM Division will be participating in three Utah Government sponsored Trade Missions in 2014 as well as participate in the EU Vital Foods trade show in Geneva in March of 2014.

The additional $500,000 needed to implement our growth strategy may be raised through retained earnings, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock, or that we will be able to secure additional financing.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.  We have generally had net losses after consideration of income taxes. Further, we had negative working capital and insufficient cash flows from operation as of July 31, 2013, and do not have the requisite liquidity to pay our current obligations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.We intend to continue relying upon the issuance of equity securities to finance our operations.  However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business but may in the future.  Management will closely monitor the price changes of ingredients of our products and maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a July 31 fiscal year end.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

Revenue Recognition

The Company’s revenue recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition (“SAB 104”), and other applicable revenue recognition guidance under US GAAP. Sales revenue is recognized for our retail and wholesale customers when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectibility is reasonably assured — generally when products are shipped to the customer, except in situations in which title passes upon receipt of the products by the customer. In this case, revenues are recognized upon notification that customer receipt has occurred. The Company accrues an estimated amount for sales returns and allowances related to defective or returned products at the time of sale based on its ability to estimate sales returns and allowances using historical information. Shipping and handling fees and related freight costs and supplies associated with shipping products to customers are included as a component of cost of sales. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company also recognizes revenues from the distribution of its product through trade partners. Related revenues consist of product costs, distribution fees, testing and labeling costs, as well as any associated administrative fees. The Company recognizes these revenues after the product has been shipped from the outsource manufacturer to the trade partner. The Company has contractual obligation to pay the outsource manufacturers, and as a principal in these arrangements the Company includes the total product price as revenue in accordance with applicable accounting guidance. The Company has separately negotiated contractual relationships with its trade partners, and under contracts with these trade partners the Company assumes the credit risk of product produced by the outsource manufacturer and dispensed to the trade partner.

Accounts Receivable

Receivables from the sale of goods and services are stated at net realizable value, do not bear interest and do not generally require collateral. The Company adjusts credit limits based upon payment history and the customer’s current creditworthiness. The Company maintains an allowance for doubtful accounts based upon a variety of factors. The Company reviews all open accounts and provides specific reserves for customer collection issues when it believes the loss is probable, considering such factors as the length of time receivables are past due, the financial condition of the customer, and historical experience. The Company also records a reserve for all customers, excluding those that have been specifically reserved for, based upon evaluation of historical losses.

Stock-Based Compensation

The Company follows the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option valuation model for determining the fair value of stock based compensation. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate. The Company records the stock-based compensation awards issued to non-employees and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines pertaining to when the service is complete or a performance commitment date is reached, whichever is earlier.

Earnings per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the periods presented. The Company has no potentially dilutive securities, such as convertible preferred stock, options, or warrants, outstanding during the periods presented. Accordingly, basic and dilutive earnings (loss) per common share are the same.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 19, 2013 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

			Amount and
			Nature of
Name and Address of Beneficial Owner			Beneficial	Percent of
	Office, If Any	Title of Class	Ownership(1)	Class(2)
Officers and Directors
Tracy K. Gibbs (3) 11487 South 700 East Salt Lake City, UT 84020	President, CEO, Director	Common stock, $0.001 par value	11,762,875	25.3%
All officers and directors as a group		Common stock,
		$0.001 par value	11,762,875	25.3%
5%+ Security Holders
Tracy K. Gibbs (3) 11487 South 700 East Salt Lake City, UT 84020	President, CEO, Director	Common stock, $0.001 par value	11,762,875	25.3%
Ronald and Nancy Gibbs Trust(4) 11487 South 700 East, Draper UT 84020.		Common stock, $0.001 par value	7,116,800	15.3%
All 5%+ Security Holders		Common stock, $0.001 par value	18,879,675	40.6%

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2) (3) (4)

Based on 46,505,544 shares issued and outstanding.

These shares are owned by the ZEN Family LP, 11487 South 700 East, Salt Lake City, Utah, 84020. The beneficiaries of the ZEN Family LP are as follows: 33% Tyler Gibbs, 33% Dylan Gibbs, 33% Nate Gibbs, and 1% Tracy K. Gibbs. Tyler, Dylan and Nate are sons of Tracy K. Gibbs, our sole officer and director, who has the sole voting power of the shares held by the ZEN Family LP.

Tracy K. Gibbs’ mother and father, Nancy and Ronald, are the beneficiaries of the Ronald and Nancy Gibbs Trust.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION
Tracy K. Gibbs	43	President, CEO, CFO, Secretary, Treasurer, Director

Tracy K. Gibbs, President, CEO, CFO, Secretary, Treasurer and Director

Dr. Gibbs is the chief formulator of the company’s products. He earned a PhD in Pharmacognosy from KenchiKenkyu Gakkuin (Graduate School of Health Sciences) in Japan. He has also completed extensive studies in exocrinology, embryology, hematology, and nephrology and is studying to acquire a degree as a Naturopathic Medical Doctor (NMD) from Central States College of Health Sciences in Ohio. He has apprenticed with Dr. Bernard Jenson, PhD, Dr. Naria Kennedy, MD, and Dr. Yoshihara Masazumi at the Japan Health Food Research Institute.

He has authored four books published in the U.S. and one published in Japan. He has contracted with Woodland Publishing in Orem, Utah, to release an additional four books in the U.S. He currently teaches courses on Live Blood Analysis and Herbal Medicine once every three months in the United States, and he also teaches various herbal medicine classes in other countries. Dr. Gibbs has lectured all over the world on the clinical applications of herbal medicine and has unique insight on the future innovation of herb-based drugs in the U.S. He operates a school in Japan and one in the U.S. that teach heads of households how to use herbs in everyday situations as an alternative to visiting crowded medical clinics. He has also completed the first English textbook on performing Live Cell Morphology using methods that have been approved in other countries.

Dr. Gibbs has been employed by Health Education Corporation, dba NutraNomics since its start in 1996.  From 2009 to 2011 he took a leave of absence and was hired as the VP of Asia Operations for Atrium Innovations, a publicly traded holding company based in Quebec, Canada, for several dietary supplement manufacturers and brands including Douglas Labs, Garden of Life, Pure Encapsulations, Mucos Pharma in Germany and others.

Dr. Gibbs is qualified to sit on our board of directors due to his expertise in the nutraceuticals industry.

Term of Office

Our directors are appointed to hold office until removed from office or until a successor has been elected and qualified in accordance with our Bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.  There are no agreements with respect to the election of Directors.  Officers are appointed annually by our Board of Directors and each Officer serves at the discretion of our Board of Directors.  We do not have any standing committees.  Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Significant Employees

Other than the foregoing named officer and director, we have no full-time employees whose services are materially significant to our business and operations.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our sole director and officer has not, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officer and director and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by our company, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended July 31, 2013, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners as well as our officer, director and greater than 10% beneficial owners of our subsidiaries were complied with.

Code of Ethics

We have not adopted a code of ethics that applies to our sole officer and director, and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any significant profitability to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our director does not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended October 31, 2012 and 2011 of Nutranomics.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Ritesh Chandra Singh(1)	2012	0	0	0	0	0	0
	2011	0	0	0	0	0	0
Ranjana Bharat(2)	2012	0	0	0	0	0	0
	2011	0	0	0	0	0	0

(1)	Mr. Singh resigned from all officer positions with our company on September 19, 2013.

(2)	Mr. Bharata resigned from all officer positions with our company on September 19, 2013.

Summary Compensation Table — Fiscal Years Ended July 31, 2012 and 2013 of Health Education.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Tracy K. Gibbs(1)	2012	43,000					43,000
	2013	94,000	1,000				95,000
Nate Jenson(2)	2012	32,000					32,000
	2013	73,000	2,400				75,400

(1) (2)

Dr. Gibbs is currently our CEO and CFO, and he has been Health Education’s CEO since February 14, 1996.

Nate Jenson is not an executive officer of the Company, but he was the CFO of our wholly owned subsidiary, Health Education, from April, 2012 until October, 2013, when he resigned.

Summary of Employment Agreements and Material Terms

In 2007, Health Education, our wholly owned subsidiary, entered into a license and royalty agreement with Dr. Tracy Gibbs PhD for exclusive use of the AES patent which was granted that year. The term is indefinite and includes a once a year royalty payment.  A copy of this agreement is attached to this Current Report on Form 8-K.

On May 1, 2010, Health Education, our wholly owned subsidiary, entered into an employment agreement with Diana Brown to secure Ms. Brown’s services as the General Manager.  The agreement includes a starting base salary of $56,000 per year, plus benefits and yearly stock bonus of 10,000 shares based on performance milestones, and termination for cause at any time, or termination without cause with one-month’s prior written notice or on the last day of any fiscal year.

On May 14, 2012, Health Education, our wholly owned subsidiary, entered into an employment agreement with Nathan Jenson to secure Mr. Jenson’s services as CFO.  The agreement includes a monthly salary of $5,500, plus tuition of approximately $17,000 per year, plus benefits and annual bonus of 1% of annual profit based on performance milestones.

The Company has no formal employment agreement with our sole executive officer and director, Dr. Gibbs, and is currently paying Dr. Gibbs a salary of $7000 per month under his current employment arrangement.

Outstanding Equity Awards at Fiscal Year End

For the year ended July 31, 2013, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the years ended July 31, 2012 (Nutranomics), or July 31, 2013 (Health Education).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2012 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On September 19, 2013, we closed a share exchange agreement with Health Education and its shareholders.  Upon closing of the share exchange agreement, we issued 11,762,875 shares of our common stock to Tracy K. Gibbs.

In November 2006, Health Education entered into a $197,850 loan with our sole executive officer and director, Tracy K. Gibbs, bearing an 8% interest rate, which was payable on demand. As of July 31, 2013 and 2012, Health Education owed $0 and $150,714 in principal, respectively, and paid $1,893 and $9,761 in interest for both years then ended.

In January 2012, Health Education entered into a two year, zero percent note with an 8% imputed interest rate with the same officer, Tracy K. Gibbs, in the amount of $150,000. The note is due on December 31, 2014. Health Education agreed to pay royalty payments in connection with sales of a certain product line. The Company paid $1,063 and $0 in the years ended July 31, 2013 and 2012, respectively. At July 31, 2013 and 2012, the Company owed $75,000 and $150,000 of principal on the loan.

As of July 31, 2013 and 2012, the Company owed a total of $75,000 and $300,714 in principal in related party notes.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

On June 17, 2013, the Company’s subsidiary, Health Education Corporation (“Health Education”), served a complaint on Ignite Naturals, Inc., a customer (“Ignite”), for breach of contract and failure to pay amounts owed by Ignite for its purchase orders with Health Education, and seeking general damages in excess of $100,000.  Ignite subsequently removed the case from Utah state court to federal district court, and filed an Answer and Counterclaim, which the Company answered on September 9, 2013.  Ignite’s counsel subsequently withdrew from the case, the court ordered Defendant to have new counsel appear within 21 days, and on November 18, 2013, the court entered an order ordering Defendant to, within 14 days of the order, show cause why sanctions against Defendant should not be imposed.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board under the trading symbol “NNRX”.   We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

We have not had any trades in our stock since it was quoted on the OTC Bulletin Board.

Holders

As of September 19, 2013 there were 26 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.  Pursuant to Diana Brown’s employment agreement, she is entitled to a stock award of 10,000 shares of common stock per year, subject to performance milestones.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, the holders of the Company's common stock do not have cumulative voting rights. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of any preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Empire Stock Transfer.  Their mailing address is 1859 Whitney Mesa Drive, Henderson, NV 89014.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.
  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On September 19, 2013, we issued 25,005,544 shares of our common stock to 23 shareholders of Health Education as part of the closing of the Share Exchange Agreement in exchange for all of the shares of Health Education.   The number of our shares issued to the Health Education shareholders was determined based on an arms-length negotiation. The issuance of our shares to the Health Education shareholder was made in reliance on the exemption provided by Section 4(2) of the Securities Act.

ITEM 4.01

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a)(1)  Previous independent registered public accounting firm:

Madsen & Associates CPAs, Inc.:

(i)  On or about November 20, 2012, we formally informed Madsen & Associates CPAs, Inc. (“Madsen & Associates”) of their dismissal as our independent registered public accounting firm.

(ii)  The reports of Madsen & Associates on our financial statements as of and for the fiscal years ended October 31, 2011, and 2010 (our old fiscal year end; see Item 5.03 herein), contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)  Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(iv)  During the fiscal years ended October 31, 2012, and 2011, and through November 20, 2012, there were no disagreements with Madsen & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference to them in connection with their reports on our financial statements for such years.

(v)  We requested that Madsen & Associates furnish us with a letter addressed to the SEC stating whether or not they agreed with the foregoing statements.

(a)(2)  New (now former [see below]) independent registered public accounting firm:

Sadler, Gibb & Associates, L.L.C.

(1)  On or about November 20, 2012, we engaged Sadler, Gibb & Associates, L.L.C. (“Sadler Gibb”) as our new independent registered public accounting firm. During the fiscal years ended October 31, 2012, and 2011, and through November 20, 2012, we had not consulted with Sadler Gibb regarding any of the following:

(i)  The application of accounting principles to a specific transaction, either completed or proposed;

(ii)  The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Sadler Gibb concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)  Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

See our 8-K Current Report dated November 20, 2012, and filed with the SEC on November 21, 2012, which is incorporated herein by reference, for additional information regarding this change in our independent registered public accounting firm, and for a copy of the letter of Madsen & Associates addressed to the SEC regarding their dismissal and agreement with the information contained in such 8-K Current Report, which is also referenced above.

(a)(1)  Previous independent registered public accounting firm:

Dismissal of Sadler Gibb:

(i)  On September 24, 2013, we formally informed Sadler Gibb of their dismissal as our independent registered public accounting firm.

(ii)  The reports of Sadler Gibb on our financial statements as of and for the fiscal year ended October 31, 2012, and their review of our financial statements as of and for the fiscal year quarters ended January 31, 2013 and 2012, April 30, 2013 and 2012, and July 31, 2013 and 2012, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)  Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(iv)  During the period commencing on the engagement of Sadler Gibb, or November 20, 2012, and through the date of their dismissal, September 24, 2013, there were no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler Gibb, would have caused them to make reference to them in connection with their review of our financial statements for such quarters or any subsequent report.

(v)  We requested that Sadler Gibb furnish us with a letter addressed to the SEC stating whether or not they agreed with the foregoing statements.

(a)(2) New independent registered public accounting firm:

Mantyla McReynolds, LLC:

(1)  On September 24, 2013, we engaged Mantyla McReynolds, LLC (“Mantyla McReynolds”) as our new independent registered public accounting firm. During the fiscal years ended July 31, 2013 (our new fiscal year), October 31, 2012, and 2011 (our old fiscal year; see Item 5.03 herein), we had not consulted with Mantyla McReynolds regarding any of the following:

(i)  The application of accounting principles to a specific transaction, either completed or proposed;

(ii)  The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Mantyla McReynolds concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)  Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 19, 2013, Mr. Singh and Mr. Bharat resigned from all of their positions with our company.

Also on September 19, 2013, we accepted the consents to act from the following people:

•         Tracy K. Gibbs as our President, CEO, CFO, Secretary, Treasurer and the Chairman of our board of directors;

Our board of directors now consists of Dr. Gibbs.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

CHANGE IN FISCAL YEAR END

In connection with the closing of the share exchange, on September 19, 2013 we changed our fiscal year end to July 31 from October 31.  The share exchange is deemed to be a reverse acquisition for accounting purposes, with Health Education, the acquired entity, regarded as the predecessor entity as of September 19, 2013.  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on the July 31 fiscal year end of Health Education.  Such financial statements will depict the operating results of Health Education, including the acquisition of Nutranomics Inc., from Health Education’s inception on February 14, 1996.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report covering the period from November 1, 2012 to July 31, 2013.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 are:

  Audited consolidated financial statements of Health Education for the years ended July 31, 2013 and 2012
  Pro-forma financial statements for Health Education and Nutranomics as of July 31, 2013.

 (d) Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement with Health Education and the Shareholders of Health Education dated September 13, 2013(incorporated by reference to our Form 8-K filed on September 24, 2013)
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on December 19, 2008)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on December 19, 2008)
3.3

Articles of Merger filed with the Nevada Secretary of State on September 9, 2013 with an effective date of September 19, 2013 (incorporated by reference to our Current Report on Form 8-K filed on September 19, 2013)

10.1	License Agreement with Tracy Gibbs for US Patent Number 7,235,390 B2, dated June 14, 2007
10.2	Employment Agreement with Diana Brown, dated May 1, 2010
10.3	Employment Agreement with Nathan Jenson, dated May 14, 2012
10.4	Office Lease Agreement with Unity Investments, LLC
10.5	License and Distribution Agreement with Nutriband USA, LLC, dated March 10, 2013
10.6	License Agreement with Gennesar Nutraceuticals, LLC d/b/a Genesar Nutraceuticles (incorporated by reference to our Current Report on Form 8-K filed on November 26, 2013)
16.1

Letter from Sadler, Gibb & Associates, L.L.C., dated September 25, 2013 regarding change in registered public accounting firm (incorporated by reference to our Amendment No. 1 to Current Report on Form 8-K/A filed on September 27, 2013)

99.1	Audited consolidated financial statements of Health Education for the years ended July 31, 2013 and 2012, and Pro-forma financial statements for Health Education and Nutranomics as of July 31, 2013
21	List of Subsidiaries: Health Education Corporation dba Nutranomics, a Utah company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2013

NUTRANOMICS INC.

By: /s/ Tracy K. Gibbs
Tracy K. Gibbs
President, CFO, CEO, Director